CORPORATE PARTICIPANTS
Chris Oddleifson
President, Chief Executive Officer & Director, Independent Bank
Corp. (Massachusetts)
Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank
Corp. (Massachusetts)
Robert D. Cozzone
Treasurer & Senior Vice President, Independent Bank Corp.
(Massachusetts)
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OTHER PARTICIPANTS
Mark Fitzgibbon
Analyst, Sandler O’Neill & Partners
Bryce W. Rowe
Analyst, Robert W. Baird & Co. Equity Capital Markets
Laurie K. Hunsicker
Analyst, Stifel, Nicolaus & Co., Inc.
Damon P. DelMonte
Analyst, Keefe, Bruyette & Woods, Inc.
David W. Darst
Analyst, Guggenheim Securities LLC
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MANAGEMENT DISCUSSION SECTION
Operator: Good morning, and welcome to the Independent Bank Corp. Fourth Quarter 2011 Earnings
Conference Call. All participants will be in listen-only mode. [Operator Instructions] After today’s presentation, there will be an opportunity to ask questions. [Operator Instructions] Please note this event is being recorded.

This call may contain forward-looking statements with respect to the financial conditions, results of operations and business of Independent Bank Corp. Actual results may be different. Independent Bank Corp. cautions you against unduly relying upon any forward-looking statements and disclaims any intent to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise.

I would now like to turn the conference over to Chris Oddleifson. Please go ahead.
        ....................................................................................................         ....................................................................................................         .............................................
Chris Oddleifson
President, Chief Executive Officer & Director, Independent Bank Corp. (Massachusetts)
Good morning all and thank you for joining us today. I’m accompanied as always by Denis Sheahan, our Chief
Financial Officer, who will elaborate on our financial results and outlook following my comments.

The fourth quarter capped another excellent year for the Rockland Trust franchise. Fourth quarter net income of
$11.2 million or $0.52 per share brought full year earnings to $45.4 million. This represents growth of 13% over prior year earnings. Corresponding EPS of $2.12 for 2011 was 12% above prior year. This is on top of the 33%
growth in operating EPS we generated in 2010. And this is no small achievement in light of the profound uncertainty and economic softness looming over the banking industry. And we haven’t been flashy or quirky with anything here, just a track record of consistent high quality performances and doing the job for our customers.

Throughout the year and including the fourth quarter, performance has been marked by notable strength in our commercial loan originations, our core deposit growth, home equity volumes and new customer acquisition. And there is no question that our focus on customer outreach, attractive products, our service excellence, coupled with our reputation for reliability and local market knowhow has distinguished us in the marketplace.

Similarly, our discipline and careful approach to risk management has enabled us to strengthen and grow our balance sheet. Our credit quality has been a real point of distinction for us. Our underwriting discipline and problem resolution skills have consistently kept us in good stead. Our loss rate for 2011 was just 26 basis points.
Non-performing loan levels remain well contained. Our credit metrics compared quite favorably with peers.

Capital represents another reservoir of strength for us. We relied exclusively on organic growth to retain our position. All capital ratios improved in 2011 and remain well above regulatory thresholds. Tangible book value per share grew by 9% in 2011. And as you know, we have not undertaken any dilutive capital raising and there has been no disruption in the dividend to our shareholders. Our funding profile is in excellent shape as well. Low cost core deposits have grown to 83% of total deposits and our reliance in wholesale funding sources is de minimis.

Beyond the financial picture, considerable progress was made in 2011 on many other fronts. We accomplished a great deal of strength in Rockland Trust’s growth prospects, capabilities and processes, and revenue streams. I’d like to take a moment to highlight a few of these successful endeavors.

First of all, we made key investments in our commercial banking franchise, a major growth engine for us, to expand its market reach and depth of talent and product offerings, and early returns are very encouraging. We embarked on a major household growth initiative via an integrated marketing and sales efforts. This proved quite rewarding as it attracted significantly more households in 2011 than in the prior year. We also experienced double-digit growth in combined consumer and small business DDA sales.

We significantly enhanced our electronic banking platform by launching mobile banking and mobile deposit apps, modernizing many ATMs and upgrading our online bill pay service. We capitalized in our home equity lending prowess through a direct marketing and promotional campaign that led to an over 20% increase in production for
2011.

We continue to focus on our investment management business. It remains a major strategic priority for us and in a very volatile year in the markets who grew assets under management by 5%, generated 15% revenue growth and achieving 99% customer retention rate.

And finally, we implemented a number of key technology-related initiatives designed to improve efficiency and client experience. So all in all, 2011 was a good year for us. And looking ahead, we really must balance our natural enthusiasm and confidence in our franchise with the macro uncertainty that lingers across the economic, legislative, regulatory, and political spectrums.

Our industry is still facing meaningful revenue headwinds. Interest margins are clearly under pressure from the
Fed’s concerted efforts to hold rates down. Regarding economy, the recent improvement in key indicators provide some glimmer of hope to a long-awaited recovery. But given all the false starts, we prefer to remain grounded in our assumptions. Between the debt crisis in Europe and the contentious election here in the
U.S., there’s nothing to be gained by getting ahead of ourselves.

Locally, the Massachusetts economy continues to perform better than the nation as a whole. Massachusetts unemployment has dropped to below 7%, its lowest level since December of 2008. And the best of the Boston metro area, unemployment rate has dropped to just above 6%. The state has added more than 55,000 jobs over the last year and the Boston area continues to see a pickup in real estate construction projects especially in multi-family used properties.

The region is benefiting from its concentration in more resilient type industries in medical, biotech and education.
The housing picture still remains muddled, however, and continues to weigh on the outlook and overall confidence. In this setting, we simply focused on what we can control. We’ll remain on the path of pursuing disciplined growth. We’ll invest our shareholders’ capital in value enhancing strategies. We’ll continue to capitalize on our growing brand recognition to add to our high quality customer base. We’ll keep our eye on expenses without compromising critical investments.

So in a nutshell, the Rockland franchise is in terrific shape. Much of our success is attributable to an incredible energy and enthusiasm that my colleagues bring to work every day. I also thank each and every one of them for their contributions in winning spirit. So I’ll conclude my comments in the same way I usually do at the end of every year. We ended the year an even stronger company than we began it.

And with that, I’ll turn it over to Denis.
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Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts)
Thank you, Chris, and good morning. As Chris mentioned, Independent Bank Corp. reported net income of $11.2 million and GAAP diluted earnings per share of $0.52 in the fourth quarter of 2011 as compared to net income of
$12 million and diluted earnings per share of $0.56 in the third quarter of 2011. The biggest factor in the linked quarter comparison was the occurrence of pre-payment penalties in the quarter amounting to $757,000 pre-tax or
$0.02 per diluted share, as we deployed some of our excess cash to pay down higher cost borrowings.

The quarter also included a higher loan loss provision as we continued to prudently add to reserves. On a year-to-date basis, GAAP and operating earnings were $2.12 per diluted share, up 12% from the prior year. 2011 was a year of good solid performance. Loan, deposit and fee revenue growth and asset quality were all favorable.
Expense was well contained when considering the investments made in growth initiatives. Alternatively, the pressure on asset yields, particularly in the latter part of the year driven by Fed actions and global economic uncertainty, constrained the net interest margin.

Key performance ratios were generally solid in the fourth quarter with return on average assets at 91 basis points, return on equity 9.45% and the net interest margin at 3.78%. We had expected the net interest margin to be a little higher, but we carried a lot more excess cash than anticipated, and loan growth in commercial didn’t kick in until the very end of the quarter. The impact of the higher cash balance was 4 basis points on the margin in the quarter.

Loans grew nicely in the fourth quarter at 8% on an annualized basis. The commercial loan portfolio once again was the biggest driver with much of the growth emanating from the large new business pipeline we maintained at the end of the third quarter. We are hopeful its growth will continue into the beginning of 2012 as the approved pipeline ranks fourth highest in the last 12 months.

The home equity portfolio grew 29% on an annualized basis benefiting from demand for first position mortgage refinancing. The quality of the home equity portfolio was strong with 55% of outstanding balances in first position, and current average FICO and LTVs of 762 and 55% respectively.

Deposits also grew in the fourth quarter at 9% on an annualized basis across all three business lines, consumer and small business, commercial, and government. Importantly, the mix of deposits continued to improve as core deposits crept up to 83% of total deposits. Of particular note, in the fourth quarter, demand deposits grew 6%
annualized and by 18% for the year and now represent almost 26% of deposits.

The growth in households and other initiatives discussed by Chris earlier including increased marketing spend contributed to the increase in consumer and small business deposits. In addition, the emphasis in capturing a customer’s full relationship to include deposits by our commercial banking team also contributed nicely to the growth in low cost deposits. Consequently, the total cost of deposits declined yet again to 31 basis points in the fourth quarter. Asset quality trends remain excellent. Net charge-offs increased as expected to 30 basis points in the fourth quarter annualized from a very low 15 basis points annualized in the third quarter and were 26 basis points for 2011 as compared to 43 basis points in the prior year.

Non-performing assets were stable at $37 million at the end of the year or 75 basis points of assets. Nonperforming loans increased $2.3 million in the fourth quarter, largely due to a single construction-related credit. Loan delinquency increased to right around 1%, 1.01% actually, at December 2011, and early stage delinquency was 58 basis points of loans. We continue to feel good about the state of our credit profile. The net interest margin decreased to 3.78% from 3.84% in the third quarter at the low end of the range I provided in last quarter’s call.

All told, the margin has declined by almost 25 basis points since the beginning of the year, much of this reduction experienced in the second half of the year. The significant drop in interest rate indices particularly in the third quarter has had a material impact on loan re-pricing and new loan origination deals. As with the industry, the ongoing run-off of higher yielding loans and securities weighs on our asset yields as well. In addition, a higher level of excess cash contributed to the reduction in the margin.

Finally, as stated earlier, $28 million of borrowings were prepaid during the quarter resulting in a prepayment penalty amounting to $757,000 pre-tax or $0.02 per diluted share. We felt this was a better use of our excess cash position in light of the unattractive reinvestment yield environment. Non-interest income grew by 16% or $2 million in the quarter largely due to the positive impact of the equity markets on the company’s trading asset, an impact of $800,000; improved mortgage banking income due to the refinancing environment, $650,000; and the loan level derivatives program, $550,000. For the full year 2011, non-interest income grew by 12%, driven by deposit fee revenue and growth in the wealth management business.

I’d like to spend a moment discussing the sustainability of this revenue due to one of the early analyst’s flash note comments. The gain or loss on a quarterly basis of the trading asset is subject to the whim of the stock market and is not something we count on for performance. Mortgage banking income is likely to be lower next year due to the duration of this re-fi market. However, this isn’t a strong margin business and expenses will also reduce as a result.

Finally, the loan level derivatives revenue is not as a result of trading or speculative activity. These represent loan level swaps that have been important in providing the bank the ability to take fixed rate commercial loan cash flows and turn them into variable. The sustainability of this revenue is dependent both on the growth of the loan portfolio, borrowers’ willingness to enter into the swaps, and the bank’s interest rate risk strategy. Commercial loans grew 8% in 2011 and we see similar prospects for growth in 2012.

Non-interest expense increased 4% overall in the fourth quarter driven largely by the borrowing prepayment penalty previously discussed. The fourth quarter also included a full quarter of expenses arising out of our recent commercial banking growth initiative. Other non-interest expense also increased in a variety of categories including loan workout, contract labor, appraisals, et cetera. The tax rate increased to 27.4% for 2011 as compared to 23.3% in 2010 due to higher earnings.

And now, turning to earnings guidance. We always try to provide you with our expectations of future performance along with updates as the year plays out. For 2011, we actually exceeded our original guidance at the beginning of the year and came in consistent with subsequent guidance. For 2012, we anticipate diluted earnings per share performance of between $2.05 and $2.15. This would put us pretty much in par with 2011 performance.

In comparing the two years, there were two key headwinds we’re facing this year that need to be taken into account. One relates to more compressed interest margin and the other to a higher tax rate. The combined impact in 2012 is approximately $0.15 to $0.20 per share. We expect to counter that with continued solid organic business growth. As a reminder, our first quarter usually trends notably below the fourth quarter due to a variety of factors including fewer days, higher employee benefit expense, and increased marketing expense.

I’ll now review a number of key assumptions in our 2012 outlook. First of all, loans. Loans grew 7% in 2011 and we expect a similar level of growth in 2012. The areas of focus will continue to be commercial and home equity lending. We built good momentum in deposit gathering in 2011 and we expect that to continue in 2012 with growth forecast at 5% with continued focus in the core deposit category. The net interest margin is expected to range from a high of 3.8% at the beginning of 2012 and steadily declining to a low of 3.65% in the latter part of the year.

In the first quarter, $40 million of borrowings will re-price lower by 100 basis points, benefiting the margin at the beginning of the year. The asset quality outlook is expected to be stable to improved in 2012. As a result, the provision for loan losses is anticipated to be in the range of $10 million to $14 million and loan net charge-offs in the range of $9 million to $12 million.

Non-interest income is anticipated to be flat as improvement in investment management revenue is largely offset by a reduction in mortgage banking income. Non-interest expense will be well contained and is expected to increase 2% to 3% as we balance overall cost discipline with careful growth investing. Our tax rate is expected to rise from 27% in 2011 to 29% in 2012, which reflects the expiration of some of our new market tax credits as well as increased pre-tax earnings.

We expect capital to continue to grow with unadjusted tangible common equity reaching 7.1% in 2012. Reaching
7%, in our view provides the bank with much greater flexibility from a capital perspective. So all-in-all, we expect the continuation of solid fundamentals and quality performances. That concludes my comments. Chris?
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Chris Oddleifson
President, Chief Executive Officer & Director, Independent Bank Corp. (Massachusetts)
Okay. Operator, we’re ready for questions.

QUESTION AND ANSWER SECTION
Operator: We will now begin the question-and-answer session. [Operator Instructions] The first question comes from Mark Fitzgibbon of Sandler O’Neill & Partners. Please go ahead.
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Mark Fitzgibbon
Analyst, Sandler O’Neill & Partners Q
Good morning, guys. And thanks for providing all that detail. It’s helpful. First question I had, Chris, I think you said you have the fourth highest loan pipeline that you’ve ever had. Could you share with us sort of what that is in dollars and what the mix of the pipeline looks like?
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Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
Sure. It’s Denis. I think its $190 million. Let me just look that up. Yeah, I’ll give you two different figures for the approved, which is further through the analysis process. The approved is $190 million at December 31, fourth highest in the last 12 months. I don’t have the breakdown by real estate and C&I.

But intuitively, in the fourth quarter I think we closed $85 million of new commercial real estate and $85 million of C&I exposure. That does necessarily translate into outstandings. But intuitively, I would follow that kind of mix because we are seeing more and more opportunities and have emphasized for a number of years now the C&I business. That’s where our greatest percentage growth is not necessarily the greatest growth in outstandings.
        ....................................................................................................         ....................................................................................................         .............................................
Chris Oddleifson
President, Chief Executive Officer & Director, Independent Bank Corp. (Massachusetts) A
And Mark, another reference point. For all of 2011, we originated $563 million of commercial loans.
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Mark Fitzgibbon
Analyst, Sandler O’Neill & Partners Q
Okay. And then on your projections of 2% to 3% expense growth for 2012, does that include any new de novo branches?
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Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
No. We have put our de novo plans on hold for the moment, recognizing that revenue was flattening somewhat because of the shrinking margin. And as you know, in this region of the country, it’s very expensive to have a de novo project in place. So we put those plans on hold for the moment.
        ....................................................................................................         ....................................................................................................         .............................................
Chris Oddleifson
President, Chief Executive Officer & Director, Independent Bank Corp. (Massachusetts) A
The value of deposits are very, very low at this point.
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Mark Fitzgibbon
Analyst, Sandler O’Neill & Partners Q

Okay. And then in the release, you said that assets under management was up in the quarter, but investment management fees were down due to lower mutual fund commissions. Is that because the fee structure changed on the mutual funds you’re dealing with or it was just less activity moving assets from fund-to-fund or something else?
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Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
Mark, the commissions we referred to is on the more retail investments that are originated through a third party platform. They don’t necessarily go into our investment management division. So for example, someone who comes into the branches, who may have $40,000 or $50,000 of investable assets, it may be more suited to go off through the third party platform rather than into our investment management division. So there was less activity, therefore less revenue from that side of the business.
        ....................................................................................................         ....................................................................................................         .............................................
Mark Fitzgibbon
Analyst, Sandler O’Neill & Partners Q
Okay. And then lastly on some conference calls yesterday for some other New England banks, there was a fair amount of talk about M&A activity picking up. I’m curious, are you seeing it in your markets and do you think there’ll be some opportunities in 2012?
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Chris Oddleifson
President, Chief Executive Officer & Director, Independent Bank Corp. (Massachusetts) A
Well, as you know, our stance on M&A is very opportunistic. Our organic growth really sort of proves out that we were able to grow organically. I will say that the Slade’s acquisition and the Ben Franklin acquisitions were wonderful for us. And it proved out to be very, very good and we’d like to try other opportunities like that, but I have no predictions.
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Mark Fitzgibbon
Analyst, Sandler O’Neill & Partners Q
Thank you.
        ....................................................................................................         ....................................................................................................         .............................................
Operator: Our next question comes from Bryce Rowe of Robert W. Baird. Please go ahead.
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Bryce W. Rowe
Analyst, Robert W. Baird & Co. Equity Capital Markets Q
Hi. Just a question, Denis, for you. Any more opportunity for borrowings to get prepaid?
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Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
Unlikely, Bryce. The reason we prepaid those borrowings was they were relatively short duration to maturity. They’ll be matured in latter part of 2012 and 2013. The remainder of borrowings are doing a really good job in managing the interest rate sensitivity in our commercial real estate portfolio, that component of it that is fixed rate. We’ve been doing a lot of work trying to swap our recent commercial real estate origination to variable.
But there still is a good chunk of it that’s fixed rate and those borrowings are doing a good job of managing that interest rate sensitivity. There are longer duration borrowings. Our plans right now, I can tell you, are not to prepay them. If that changes, we’ll make sure we let everybody know.
Bryce W. Rowe
Analyst, Robert W. Baird & Co. Equity Capital Markets Q
Okay. And then within your earnings guidance and your margin guidance, what do you see from one of liquidity perspective kind of where you hold liquidity in 2012? And then can you talk a little bit about pricing pressure on loan yields and just competitive pressures within loan gathering?
        ....................................................................................................         ....................................................................................................         .............................................
Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
From a liquidity perspective, I think it’s fair to say we didn’t want to carry as much cash as we did in the fourth quarter. But we knew the commercial loan growth was coming. It just came very late. A lot of it came frankly in the last two weeks of the year. If you look at our average balance in commercial versus period end, you see a substantial difference. It tells you that the closings came right at the end of the year. So we carried a lot of cash that affected the margin.

We would rather not carry that level of cash next year. It’s just burning a hole in our pocket. We were hopeful that we’ll have some decent loan growth continuing in commercial in the first quarter. We’re at the point in our securities portfolio where we need to buy some securities from a collateral perspective. So we expect securities to grow modestly. This is not a big leverage play in our part. We have some collateral needs for certain deposit and customer-related borrowing positions that we need to fulfill. So we would hope to manage that liquidity position in terms of excess cash a little lower this year.

In terms of competition and pricing pressure, yes, absolutely there’s pricing pressure. I’m sure it’s the same situation all over the country. But many of the larger banks are getting healthier. They’re fighting more to hold on to transactions. So yields are under pressure. The competition for outstanding has increased significantly. But we benefit from having been there through thick and thin, throughout this cycle for small businesses and larger businesses looking for credit. We’ve been there.

And so, we’ve got a very good reputation in the market. There are a lot of companies who are trying to repair their reputation because they walked away. So we’re feeling pretty good. We’re assuming the same level of growth, around 8% growth in commercial in 2012. We think that’s strong and hopefully we can fulfill that.
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Chris Oddleifson
President, Chief Executive Officer & Director, Independent Bank Corp. (Massachusetts) A
Bryce, there are couple of interesting things that have positive elements for the future. One of which is that we’re seeing that many of the larger banks are not terribly interested in non-owner occupied real estate. So we’re seeing a little more demand and maybe a little less pricing pressure there. Also, there’s something one needs to consider. This is an industry-wide phenomenon that a lot of there was conduit lending back 10 years ago, and that’s going to be maturing. And all of that’s going to be looking for a home over the next 12 to 24 months. That’s going to be bringing more demand into the marketplace too. So between the factors that Denis commented on and these, we’re feeling confident with that projection.
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Bryce W. Rowe
Analyst, Robert W. Baird & Co. Equity Capital Markets Q
Okay, that’s helpful. Thank you all.
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Chris Oddleifson
President, Chief Executive Officer & Director, Independent Bank Corp. (Massachusetts) A
Sure.
        ....................................................................................................         ....................................................................................................         ...................... Operator: Your next question comes from Laurie Hunsicker of Stifel Nicolaus. Please go ahead.
        ....................................................................................................         ....................................................................................................         .............................................
Laurie K. Hunsicker
Analyst, Stifel, Nicolaus & Co., Inc. Q
Yeah. Hi, Chris and Denis. Good morning.
        ....................................................................................................         ....................................................................................................         ...................... Chris Oddleifson
President, Chief Executive Officer & Director, Independent Bank Corp. (Massachusetts) A
Good morning.
        ....................................................................................................         ....................................................................................................         ......................
Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
Good morning.
        ....................................................................................................         ....................................................................................................         ......................
Laurie K. Hunsicker
Analyst, Stifel, Nicolaus & Co., Inc. Q
I was hoping that just we could chat on credit here. A couple of things. TDR is included in non-performance. Do you have that number?
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Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
Sure. Just bear with me for a moment with that.
        ....................................................................................................         ....................................................................................................         ......................
Laurie K. Hunsicker
Analyst, Stifel, Nicolaus & Co., Inc. Q
And then while you’re looking for that, do you also have the OREO write-downs in the quarter?
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Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
Yes.
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Laurie K. Hunsicker
Analyst, Stifel, Nicolaus & Co., Inc. Q
Okay. And then while you’re looking for that too, could you give us any color with respect to the – within your charge-offs, it looks like $1.2 million came from commercial real estate?
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Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
Okay. One second.
Laurie K. Hunsicker
Analyst, Stifel, Nicolaus & Co., Inc. Q
Yeah.
        ....................................................................................................         ....................................................................................................         ...................... Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
OREO valuation write-off in the quarter was $103,000. We did have a loss in sale of OREO of $224,000 as well on the quarter. Total TDRs as of December 31 are $46.4 million, $9.2 million is on non-accrual. So the remainder is accruing and if you need the breakout by product, I can give you that as well. So that was TDRs and
OREO. What was your other question, Laurie?
        ....................................................................................................         ....................................................................................................         ...................... Laurie K. Hunsicker
Analyst, Stifel, Nicolaus & Co., Inc. Q
Just the $1.2 million that you had of commercial real estate charge-offs. Do you have any color?
        ....................................................................................................         ....................................................................................................         ......................
Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
I think about $800,000 of it was in two credits, generally in the South Coast and multi-family lending properties.
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Laurie K. Hunsicker
Analyst, Stifel, Nicolaus & Co., Inc. Q
Okay. And how is that market holding up?
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Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
It depends on the quality of the project. I mean certainly, the South Coast and into Rhode Island has seen higher unemployment than the rest of Massachusetts, higher rate of real estate depreciation than the rest of
Massachusetts. But the unemployment picture is improving, both in Massachusetts as a whole and down in the
South Coast and into Rhode Island. So that’s a positive development and we hope that that continues. But certainly, the depreciation in the real estate has been a little heavier there than it has been in other markets.
        ....................................................................................................         ....................................................................................................         ......................
Chris Oddleifson
President, Chief Executive Officer & Director, Independent Bank Corp. (Massachusetts) A
All in all, the projections Denis discussed for 2012 sort of reflects the entirety of our view of our markets.
        ....................................................................................................         ....................................................................................................         ......................
Laurie K. Hunsicker
Analyst, Stifel, Nicolaus & Co., Inc. Q
Okay.
        ....................................................................................................         ....................................................................................................         ......................
Chris Oddleifson
President, Chief Executive Officer & Director, Independent Bank Corp. (Massachusetts) A
It suggests that things are all improving.
        ....................................................................................................         ....................................................................................................         ......................

Laurie K. Hunsicker
Analyst, Stifel, Nicolaus & Co., Inc. Q
Okay.
        ....................................................................................................         ....................................................................................................         ...................... Chris Oddleifson
President, Chief Executive Officer & Director, Independent Bank Corp. (Massachusetts) A
And you know that we’re pretty disciplined underwriters and we have a really good workout team.
        ....................................................................................................         ....................................................................................................         ......................
Laurie K. Hunsicker
Analyst, Stifel, Nicolaus & Co., Inc. Q
Absolutely. I mean your credit is near pristine. You’ve got a great track record. Just to go back to TDRs for a second. Do you have a breakdown of just how much is commercial real estate of the – in other words, excluding the piece that’s already in non-performing?
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Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
Yes.
        ....................................................................................................         ....................................................................................................         ......................
Laurie K. Hunsicker
Analyst, Stifel, Nicolaus & Co., Inc. Q
Or if you have it any way I can back into it. I’m just curious [indiscernible] (32:59).
        ....................................................................................................         ....................................................................................................         ......................
Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
I have commercial in total.
        ....................................................................................................         ....................................................................................................         ......................
Laurie K. Hunsicker
Analyst, Stifel, Nicolaus & Co., Inc. Q
Okay.
        ....................................................................................................         ....................................................................................................         ......................
Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
I would assume most of this is real estate. But I don’t have the breakout between C&I and commercial real estate.
So total commercial is $23.6 million.
        ....................................................................................................         ....................................................................................................         ......................
Laurie K. Hunsicker
Analyst, Stifel, Nicolaus & Co., Inc. Q
Okay. And how much of that is in non-performers?
        ....................................................................................................         ....................................................................................................         ......................
Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
None of it. Because the non-accrual component was $9 million in total. So this is the portion that is accruing.
        ....................................................................................................         ....................................................................................................         ....
Laurie K. Hunsicker
Analyst, Stifel, Nicolaus & Co., Inc. Q
So that’s the portion that’s accruing. Got it.
        ....................................................................................................         ....................................................................................................         ......................
Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
Yes.
        ....................................................................................................         ....................................................................................................         ......................
Laurie K. Hunsicker
Analyst, Stifel, Nicolaus & Co., Inc. Q
Okay, okay. So that goes with $37.2 million? In other words, that’s the $37.2 million [indiscernible] (33:37)?
        ....................................................................................................         ....................................................................................................         ......................
Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
Yes.
        ....................................................................................................         ....................................................................................................         ......................
Laurie K. Hunsicker
Analyst, Stifel, Nicolaus & Co., Inc. Q
Okay, perfect. Okay.
        ....................................................................................................         ....................................................................................................         ......................
Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
Yes. And then the majority of the rest is in residential or consumer small business.
        ....................................................................................................         ....................................................................................................         ......................
Laurie K. Hunsicker
Analyst, Stifel, Nicolaus & Co., Inc. Q
Okay, great. Okay. And then just with respect to margin. I know this was touched on, but do you have a month end margin?
        ....................................................................................................         ....................................................................................................         ......................
Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
Let me see. I might actually. Hold on a sec. Yes, 3.79%.
        ....................................................................................................         ....................................................................................................         ......................
Laurie K. Hunsicker
Analyst, Stifel, Nicolaus & Co., Inc. Q
3.79%.
        ....................................................................................................         ....................................................................................................         ......................
Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
That is for December. So a little better than the quarter as a whole.
        ....................................................................................................         ....................................................................................................         ......................
Laurie K. Hunsicker
Analyst, Stifel, Nicolaus & Co., Inc. Q
Okay, great. And then just lastly, can you update us on the progress of your Rhode Island branch? And just maybe any other color, with respect – I mean, I hear what you’re saying on putting de novo branching on hold. But just with respect to how you look at it, did any of it [ph] filter in (34:36) with how Rhode Island is doing or is Rhode
Island progressing as you thought?
        ....................................................................................................         ....................................................................................................         ......................
Chris Oddleifson
President, Chief Executive Officer & Director, Independent Bank Corp. (Massachusetts) A
Well, Laurie, just to clarify, we did not open up a retail branch in Rhode Island. We opened up a commercial banking and wealth management office. And we still do have a commercial and wealth management office just in the border in Somerset and Attleboro, Massachusetts. So we hired two or three folks from the Rhode Island market. Actually a number of folks who are working in our Massachusetts offices either lived, have lived in or worked in Rhode Island for most of their careers.

So we were able to start with a huge running start in Rhode Island office. Having an office in Providence, in a prestigious office tower, the GTECH building, really elevates our credibility and presence in the market. As such, we are seeing more deals. We have closed – we’re probably a little bit ahead of sort of what we expected to generate, a business we expect that in 2012 that that operation would be breakeven which is actually slightly ahead of the schedule.
        ....................................................................................................         ....................................................................................................         ...................... Laurie K. Hunsicker
Analyst, Stifel, Nicolaus & Co., Inc. Q
Okay.
        ....................................................................................................         ....................................................................................................         ......................
Chris Oddleifson
President, Chief Executive Officer & Director, Independent Bank Corp. (Massachusetts) A
So we’re very encouraged. And...
        ....................................................................................................         ....................................................................................................         ......................
Laurie K. Hunsicker
Analyst, Stifel, Nicolaus & Co., Inc. Q
So how much – and I realized that just opened. It opened right at the very sort of beginning of the quarter,
October 6. Where do you stand in terms of deposits and loans?
        ....................................................................................................         ....................................................................................................         ......................
Chris Oddleifson
President, Chief Executive Officer & Director, Independent Bank Corp. (Massachusetts) A
Well, Rhode Island overall – we had about $500 million of total footings in Rhode Island to begin with. There was about $200 million in commercial loans, about $100 million in deposits and about $200 million of assets under management. And we have added to that in the tens of millions of dollars since we opened.
        ....................................................................................................         ....................................................................................................         ......................
Laurie K. Hunsicker
Analyst, Stifel, Nicolaus & Co., Inc. Q
You mean in just one quarter?
        ....................................................................................................         ....................................................................................................         ......................
Chris Oddleifson
President, Chief Executive Officer & Director, Independent Bank Corp. (Massachusetts) A
Yes.
        ....................................................................................................         ....................................................................................................         ......................
Laurie K. Hunsicker
Analyst, Stifel, Nicolaus & Co., Inc. Q
So like $20 million or $30 million?
        ....................................................................................................         ....................................................................................................         ......................
Chris Oddleifson
President, Chief Executive Officer & Director, Independent Bank Corp. (Massachusetts) A
Yes. You can think about it in that range. I actually don’t have an exact number in my fingertips. I’m just thinking about some of the deals we’ve done. So that’s about right.
        ....................................................................................................         ....................................................................................................         ......................
Laurie K. Hunsicker
Analyst, Stifel, Nicolaus & Co., Inc. Q
That’s about right. Okay.
        ....................................................................................................         ....................................................................................................         ......................
Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
Also Laurie, I think what we’ll do is perhaps next quarter, we’ll give you how much more that region has grown because really rather than looking at this as just a single office, you need to look at the benefit to that South Coast region.
        ....................................................................................................         ....................................................................................................         ......................
Laurie K. Hunsicker
Analyst, Stifel, Nicolaus & Co., Inc. Q
Perfect, okay.
        ....................................................................................................         ....................................................................................................         ......................
Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
Because the whole region will benefit from the visibility that’s in that Providence office.
        ....................................................................................................         ....................................................................................................         ......................
Laurie K. Hunsicker
Analyst, Stifel, Nicolaus & Co., Inc. Q
Perfect, okay. And then, just to tandem on a little bit what Mark touched on. Can you expand a little bit on M&A to the extent that you have such strong currency now relative to the rest of the community banks in New England?
How you look at your currency, obviously you’ve got that filed shelf that you increased. Going on two years ago now almost and we haven’t seen you doing acquisitions since Ben Franklin. I mean, how do you kind of look at that?
        ....................................................................................................         ....................................................................................................         ......................
Chris Oddleifson
President, Chief Executive Officer & Director, Independent Bank Corp. (Massachusetts) A
Well, an earnings call would not be completed without you asking this question. So I’m delighted you ask. I think the one thing that I’d add in addition to what I shared earlier is that we are not going to let capital burn a big hole in our pocket and do deals that destroy shareholder value. So we are very disciplined in looking at the economics of deals. And should deals come up, we’ll take a good look at them. If they make sense for our shareholders, we’ll pursue them. We really are not interested in doing an acquisition and becoming bigger for the sake of becoming bigger.
        ....................................................................................................         ....................................................................................................         ......................
Laurie K. Hunsicker
Analyst, Stifel, Nicolaus & Co., Inc. Q
Okay. Okay, fair enough. Thank you.
        ....................................................................................................         ....................................................................................................         ......................

Chris Oddleifson
President, Chief Executive Officer & Director, Independent Bank Corp. (Massachusetts) A
Thanks.
        ....................................................................................................         ....................................................................................................         ......................
Operator: The next question comes from Damon DelMonte of KBW. Please go ahead.
        ....................................................................................................         ....................................................................................................         ......................
Damon P. DelMonte
Analyst, Keefe, Bruyette & Woods, Inc. Q
Hi. Good morning, guys. How are you?
        ....................................................................................................         ....................................................................................................         ......................
Chris Oddleifson
President, Chief Executive Officer & Director, Independent Bank Corp. (Massachusetts) A
Hi, Damon.
        ....................................................................................................         ....................................................................................................         ......................
Damon P. DelMonte
Analyst, Keefe, Bruyette & Woods, Inc. Q
Question for you regarding loan growth. I know you guys have had good traction with your home equity initiatives. How do you see that shaping as we head into 2012? Do you expect to continue to gain traction in that regard?
        ....................................................................................................         ....................................................................................................         ......................
Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
Yeah. I think we’re expecting to continue growth, but not at the pace we had in the fourth quarter. That was a little unusual really to do with the first position re-fis. And just to be clear on that, we’re not putting a 30-year product into the home equity portfolio. This is when borrowers who might qualify for a 15-year or sometimes a 20-year product – 10, 15, 20-year product and it’s a smoother, less costly option for them to re-fi. We look to do the home equity portfolio. 30-year product is typically sold in the secondary market. The other was a big burst of growth in Q4 was because of that strategy. But we have an ongoing direct mail program for home equity lines that we’ve proven to be successful at for quite some time. And we are going to continue that in 2012. And our hope is that we can continue to maintain good growth in the home equity portfolio.
        ....................................................................................................         ....................................................................................................         ......................
Chris Oddleifson
President, Chief Executive Officer & Director, Independent Bank Corp. (Massachusetts) A
I think the growth we’ve planned is 11% in 2012, so still a good level of growth.
        ....................................................................................................         ....................................................................................................         ......................
Damon P. DelMonte
Analyst, Keefe, Bruyette & Woods, Inc. Q
Okay. And are you expecting residential mortgages to continue to run down?
        ....................................................................................................         ....................................................................................................         ......................
Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
Yes. I think we are expecting the residential portfolio to drop above 9% over the year.
        ....................................................................................................         ....................................................................................................         ......................

Damon P. DelMonte
Analyst, Keefe, Bruyette & Woods, Inc. Q
Okay. I assume the balance of the growth then comes on the commercial side where you obviously have a very strong pipeline already,
        ....................................................................................................         ....................................................................................................         ......................
Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
Yes.
        ....................................................................................................         ....................................................................................................         ......................
Damon P. DelMonte
Analyst, Keefe, Bruyette & Woods, Inc. Q
Okay, great. And then with regard to the mortgage banking revenues, I mean obviously, this was a very busy active quarter for you guys. And your commentary was that you expect that to trail down in 2012. I don’t know if you have it on a month by month breakout, but can you give us a little color as to maybe how it was trending during the quarter to give us some piece of guidance as far as how much we should expect it to come down next year?
        ....................................................................................................         ....................................................................................................         ......................
Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
Yes. Mortgage banking $4.2 million for the year. We think we’ll be down 35% for the year. Yeah, we think we’ll be down about 35% for the year. The beginning of the year, Q1, Q2 a little better. The pipeline for mortgage in the first quarter is better than we anticipated, modestly better. Damon, if you’re doing a spread, a little heavier for mortgage banking income at the beginning of the year and then trailing down.
        ....................................................................................................         ....................................................................................................         ......................
Damon P. DelMonte
Analyst, Keefe, Bruyette & Woods, Inc. Q
Okay. That’s helpful, thank you. And then my last question deals with the payout ratio for the dividend. I think during 2011, it was pretty steady in that 34% to 36% range. What are your thoughts on increasing the payout, just given the lower risk balance sheet, the excess capital you’re generating and kind of return to shareholders?
        ....................................................................................................         ....................................................................................................         ......................
Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
We think that’s a pretty good range for the payout ratio. But that said, we typically increase the dividend every April. And we didn’t for a couple of years there during sort of the depth of the crisis. And I think it’s fair to say that that’s planned again. So that will bump the payout ratio modestly. But we think all in all, that’s a pretty reasonable payout ratio target to have.
        ....................................................................................................         ....................................................................................................         ......................
Damon P. DelMonte
Analyst, Keefe, Bruyette & Woods, Inc. Q
Okay. That’s all I had. Thank you very much.
        ....................................................................................................         ....................................................................................................         ......................
Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
Okay.
        ....................................................................................................         ....................................................................................................         ......................

Operator: [Operator Instructions] . Our next question comes from David Darst of Guggenheim Securities. Please go ahead.
        ....................................................................................................         ....................................................................................................         ......................
David W. Darst
Analyst, Guggenheim Securities LLC Q
Good morning.
        ....................................................................................................         ....................................................................................................         ......................
Chris Oddleifson
President, Chief Executive Officer & Director, Independent Bank Corp. (Massachusetts) A
Good morning, David.
        ....................................................................................................         ....................................................................................................         ......................
Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
Good morning, David.
        ....................................................................................................         ....................................................................................................         ......................
David W. Darst
Analyst, Guggenheim Securities LLC Q
Could you give us an update on the asset base lending team that you rolled on board last summer and maybe an idea of what types of yields you’re adding with that portfolio?
        ....................................................................................................         ....................................................................................................         ......................
Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
I can tell you David, they’ve only closed a couple of deals thus far, but the activity is very good. So we’re hopeful that in the first half of this year that much of the good work that they’re doing in terms of getting out to prospects and trying to grow the business will bear fruit in the first half of the year. So again, activity very strong, closings only a couple at this point. Yields, I don’t have that information right at hand. But I can certainly try and get that and have it for the next call.
        ....................................................................................................         ....................................................................................................         ......................
David W. Darst
Analyst, Guggenheim Securities LLC Q
Okay. What are your current commercial real estate yields that you’re bringing new loans on that?
        ....................................................................................................         ....................................................................................................         ......................
Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
I’m not going to get into that Dave because I think that’s providing information that our competitors would like to have. So I’m not going to get into that.
        ....................................................................................................         ....................................................................................................         .............................................
David W. Darst
Analyst, Guggenheim Securities LLC Q
Okay. And then how much you grow the securities portfolio this year and maybe any thoughts on what you’d be adding there from a perspective of duration or yield?
        ....................................................................................................         ....................................................................................................         ......................
Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
Well, first of all, from a credit perspective, vanilla. It’s going to be likely agency mortgage back securities, CMOs.
What kind of duration, Rob?

Robert D. Cozzone
Treasurer & Senior Vice President, Independent Bank Corp. (Massachusetts) A
Five years.
        ....................................................................................................         ....................................................................................................         .............................................
Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
Maybe five years or less. So were going to try and be very cautious there.
        ....................................................................................................         ....................................................................................................         .............................................
David W. Darst
Analyst, Guggenheim Securities LLC Q
Okay. Thank you.
        ....................................................................................................         ....................................................................................................         .............................................
Denis K. Sheahan
Chief Financial Officer & Head-Investor Relations, Independent Bank Corp. (Massachusetts) A
And in terms of the amount that we grow it, it could be modest $50 million, $75 million, no more than that. But we do have, we have certain collateral needs for some of our depositors. And if deposits grow, we need to add collateral. We’re really at a low right now. I think the portfolio overall is about 10% of assets. So we’re quite low on the securities portfolio right now. Did I answer your question David?
        ....................................................................................................         ....................................................................................................         .............................................
Operator: This concludes our question-and-answer session. I would now like to turn the conference back over to
Chris Oddleifson for any closing remarks.
        ....................................................................................................         ....................................................................................................         .............................................
Chris Oddleifson
President, Chief Executive Officer & Director, Independent Bank Corp. (Massachusetts)
Okay. Thank you everybody for tuning in today. And we look forward to talking about our first quarter results in three months. Have a great weekend. Thank you. Bye.
        ....................................................................................................         ....................................................................................................         .............................................
Operator: The conference has now concluded. Thank you for attending today’s presentation. You may now disconnect.

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